Exhibit 99.1

COMSovereign Holding Corp. Announces Closing of

$16 Million Public Common Stock Offering

DALLAS, TX – January 27, 2021 – COMSovereign Holding Corp. (NASDAQ: COMS) (“COMSovereign” or “Company”), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions, today announced the closing of its previously announced underwritten public offering of 3,855,422 units at a price to the public of $4.15 per unit (the “Offering”). Each unit consists of one share of common stock and one warrant exercisable for one share of common stock at $4.50 per share. The gross proceeds to the Company from this offering were approximately $16,000,000, less offering expenses, commissions and underwriting discounts. The Company has granted the representative of the underwriters a 45-day option to purchase up to an additional 578,312 units at the public offering price to cover over-allotments, which the representative partially exercised to purchase 578,312 warrants on the closing date.

The Company intends to use the net proceeds from the offering primarily for the repayment of outstanding indebtedness, the acquisition of new companies or products, inventory production and marketing, operating expenses, working capital and general corporate purposes.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as Sole Book Runner with Dawson James Securities Inc. acting as Co-Manager for the offering.

In connection with the offering, Kay Kapoor has joined the Company’s board as a new independent director as previously announced.

The units described above were offered by COMSovereign pursuant to a registration statement on Form S-1 (File No. 333-248490) that was initially filed with the U.S. Securities and Exchange Commission (“SEC”) on August 28, 2020 and declared effective by the SEC on January 21, 2021. The Offering was made by means of a written prospectus that forms a part of the registration statement.

A final prospectus relating to this offering was filed with the Securities and Exchange Commission on January 25, 2021. Copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G-NR telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for COMSovereign Holding Corp.:

Steve Gersten

813-334-9745

investors@comsovereign.com

Dave Gentry

RedChip Companies, Inc.

407-491-4498

dave@redchip.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net